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                                                                 Exhibit 10.1(c)

                             OPERATING DEFICIT LOAN
                         MORTGAGE AND SECURITY AGREEMENT

     THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage"), made as of the 4th day of February, 1994 by and between KEY BISCAYNE LIMITED PARTNERSHIP, a Florida limited partnership, having an office address c/o VMS Realty Partners, at 8700 West Bryn Mawr, Chicago, Illinois 60631 (the "Mortgagor"), and FLORIDA SONESTA CORPORATION, a Florida corporation, having an office address c/o Sonesta International Hotels Corporation, at 200 Clarendon Street, Boston, Massachusetts 02116 (the "Mortgagee"), provides:

                              W I T N E S S E T H :

                                    ARTICLE 1

                                    RECITALS

     Section 1.1 LOAN. Pursuant to a Management Agreement dated December 27, 1984 between Biscayne Beach Hotel Associates, Ltd. and Payee, as amended by First Amendment dated September 12, 1991 and Second Amendment dated as of December 31, 1993, the Mortgagee has agreed to make an Operating Deficit Loan (the "Loan") of TWO MILLION ONE HUNDRED NINETY FOUR THOUSAND FIVE AND NO/100 DOLLARS ($2,194,005.00) to the Mortgagor, as evidenced by an Operating Deficit Loan Mortgage Note of even date herewith (the "Note"), made by the Mortgagor to the order of the Mortgagee in the original principal amount of $2,194,005.00, payable in accordance with its terms, with interest at the rate specified therein, a copy of which is attached hereto as EXHIBIT "B" and made a part hereof.

     Section 1.2 REAL ESTATE. The Mortgagor is the owner of that certain parcel of land situated in the City of Key Biscayne, County of Dade, State of Florida, and more fully described in EXHIBIT "A" attached hereto and made a part hereof (the "Land").

                                    ARTICLE 2

                                      GRANT

     Section 2.1 GRANT. NOW, THEREFORE, the Mortgagor does hereby execute this Mortgage to further secure the performance and observance of (i) all the covenants, agreements, conditions and obligations contained in the Note, this Mortgage, and any other security agreement now or hereafter delivered in connection with the Loan (the Note, this Mortgage and any such other security agreement being sometimes hereinafter collectively referred to herein as the "Loan Documents"); (ii) payment of the Note in accordance with its terms and any and all other sums and liabilities of the Mortgagor to the Mortgagee due under any of the other Loan Documents, whether in the form of refinancings or otherwise, including, without limitation, repayment to the Mortgagee of all sums advanced by the Mortgagee for or on account of the Mortgagor pursuant to the terms of this Mortgage, and all other expenses, costs and fees, including reasonable attorneys' fees paid or incurred by the Mortgagee in connection with the

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collection of all indebtedness and interest thereon secured hereby, the taking possession of the Mortgaged Property (hereinafter defined), the protection, preservation and maintenance of the Mortgaged Property, or the creation, perfection, realization upon, disposition or enforcement of any of the Loan Documents; (iii) payment of any renewals, extensions or modifications of, or substitutions for, all such indebtedness, and all interest that shall accrue thereon, whether before or after maturity; and (iv) payment of all Basic Fees and Advertising and Promotional Fees deferred by the Mortgagee pursuant to that certain Second Amendment to Management Agreement dated as of December 31, 1993, between the Mortgagor and the Mortgagee, together with interest thereon as provided therein. The terms "Basic Fee" and "Advertising and Promotional Fee" shall have the meanings given them in the Management Agreement (hereinafter defined). All of the indebtedness, interest thereon and liabilities described in the above clauses (i), (ii), (iii) and (iv) and secured hereby are hereinafter referred to as the "Secured Indebtedness."

     IN CONSIDERATION of the premises and of the indebtedness herein recited and for the sum of Ten Dollars ($10.00) in hand paid by the Mortgagee to the Mortgagor, the receipt and sufficiency of which are hereby acknowledged, the Mortgagor, subject to the matters set forth herein, does hereby grant, bargain, sell, alien, remise, release, convey, transfer, assign, set over and confirm unto the Mortgagee, its successors and assigns, the following described property:

          (a)  The Land described in EXHIBIT "A" attached hereto;

          (b) All buildings, structures and other improvements now or hereafter located upon, or to be constructed upon the Land (the "Improvements");

          (c) All furniture, furnishings, machinery, apparatus, equipment, fittings, fixtures, and articles of personal property of every kind and nature (the "Fixtures and Personality"), including all stored building material (except consumable supplies), any interest in which, whether the same be real or personal property, is now owned or hereafter acquired by the Mortgagor, and any of which is now or hereafter placed in, affixed to or used in connection with the operation of the Land or the Improvements, or any part thereof, and all additions thereto and all replacements thereof (excluding (i) all fixtures and personalty now or hereafter leased by Mortgagor, and (ii) all consumable stores and all furniture, furnishings, appliances, trade fixtures and other personal property owned by tenants or subtenants of the Mortgagor if such tenants or subtenants have the right to remove the same under the terms of their applicable leases or subleases); and

          (d) All of the following described property and interests (the "Additional Property Interests"):

               (i) all and singular the tenements, hereditaments, easements, appurtenances, riparian rights, permits, rights of way, licenses, agreements and privileges belonging or in any way appertaining to the Land, and the reversion or reversions, remainder and remainders, rents, issues and profits thereof; and also the estate, right,


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     title, interest, claim and demand whatsoever of the Mortgagor in and to the same, including all of the right, title and interest of the Mortgagor in and to the rights of way, streets, avenues, alleys, gores or strips of land adjoining the Land, including any after-acquired title or reversion;

               (ii) all of the interest of the Mortgagor as landlord under all present and future leases (the "Leases") applicable to the Land or any part thereof, and any and all rents, issues, profits, revenues, royalties and benefits (the "Rents") which, whether before or after foreclosure by the Mortgagee, or by any senior or junior mortgagee or during the full period of redemption, shall accrue and be owing for the use or occupation of the Mortgaged Property or any part thereof provided that this assignment shall not impose on the Mortgagee any of the lessor's obligations under the Lease, and provided further that, notwithstanding such assignment, the Mortgagor may exercise and enforce all its right, title and interest in and under the Leases and in and to the Rents until the occurrence of an Event of Default hereunder (hereinafter defined), whereupon the same may thereafter be exercised and enforced by the Mortgagee at its option, and without notice and whether or not it shall have accelerated the Secured Indebtedness, for so long as such Event of Default continues and remains uncured;

               (iii) all of the right, title and interest of the Mortgagor in any and all awards or payments, including interest thereon, and the right to receive the same, as a result of (A) the exercise or the threat of exercise of the right of eminent domain, (B) the alteration of the grade of any street, or (C) any other injury to, taking of, or decrease in the value of the Land, or any part thereof to the extent of the Secured Indebtedness existing at the date of receipt of any such award or payment by the Mortgagee and of the reasonable attorneys' fees, costs and disbursements incurred by the Mortgagee in connection with the collection of any such award or payment; and

               (iv) all of the right, title and interest of the Mortgagor in any and all of the following items (the "Revenues"): (i) accounts, (ii) accounts receivable, (iii) deposits (including tenant security deposits, if any), (iv) income derived from the occupation of hotel/motel rooms, rents, tenant leases, licenses, motel guest receipts, (v) income generated by services, (vi) profits, (vii) payments from any consumer credit/debit/charge card organization or entity, which receipts in (i) through (vii) of this subparagraph are received in connection with the operation of the Mortgaged Property (defined below), (viii) any general intangibles arising from or by virtue of any transaction related to the Mortgage Property, (ix) any notes or chattel paper payable to the Mortgagor arising from or by virtue of any transaction related to the Mortgaged Property and (x) all of the Mortgagor's reserve funds for payment of real property taxes and assessments, insurance, rents and other charges with respect to the Mortgaged Property; and

               (v) all monies and proceeds (the "Proceeds") received by the Mortgagor from the use, occupancy, management, operation or control of the Land, including but not limited to rents, refunds, rebates, condemnation awards and payments, and proceeds


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     of insurance in connection therewith.

          The Land, Improvements, Fixtures and Personalty and Additional Property Interests are hereinafter sometimes collectively referred to as the "Mortgaged Property."

     TO HAVE AND TO HOLD the Mortgaged Property and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, unto the Mortgagee, its successors and assigns, forever, subject and subordinate to the following:

          (A) the lien, terms, covenants and conditions of that certain mortgage dated December 28, 1984 (the "Prior Mortgage"), between the Mortgagor and Southeast Bank, N.A., securing the principal sum of Twenty-Two Million and NO/100 DOLLARS ($22,000,000) (the "Prior Loan"), together with interest thereon and any replacements, refinancings, extensions, renewals or modifications thereof, or substitutions therefor, which Prior Mortgage is recorded in the Public Records of Dade County, Florida, Official Records Book 12369, Page 6689 and that certain Assignment of Lessor's Interest in Leases appurtenant thereto recorded in Official Records Book 12369, Page 6716, of the Public Records of Dade County, Florida (the "Original Assignment"). The Original Mortgage was amended and restated by that certain Mortgage Modification and Extension Agreement recorded in Official Records Book 12514, Page 2847 of the Public Records of Dade County, Florida; subject further to that certain Assignment of Rents and Leases recorded in Official Records Book 12514, Page 2847 of the Public Records of Dade County, Florida (the "Second Assignment"), that certain Note and Mortgage Modification Agreement recorded in Official Records Book 13804, Page 1027, of the Public Records of Dade County, Florida; that certain Second Note and Mortgage Modification Agreement recorded in Official Records Book 14290, Page 861 of the Public Records of Dade County, Florida; that certain Third Note and Mortgage Modification Agreement recorded in Official Records Book 14461, Page 697 of the Public Records of Dade County, Florida; that certain Mortgage Modification Agreement between Mortgagor and Aetna Life Insurance Company dated as of October 1, 1991, recorded prior hereto as Instrument #94R064212, and that certain Mortgage Modification Agreement between Mortgagor and Aetna Life Insurance Company dated December 1, 1993, recorded prior hereto as Instrument #94R064214.

          (B) the lien, terms, covenants and conditions of that certain mortgage dated December 27, 1984 (the "$5,000,000 Mortgage"), between the Mortgagor and the Mortgagee, securing the principal sum of Five Million and No/100 Dollars ($5,000,000.00) (the "$5,000,000 Loan"), together with interest thereon and any replacements, extensions, renewals or modifications thereof which $5,000,000 Mortgage is recorded in the Public Records of Dade County, Florida, Official Records Book 12369, Page 6723, as amended by Amendment of Note and Second Mortgage recorded in Official Records Book 15232, Page 3219, and by that certain Second Amendment of Mortgage and Security Agreement dated October 14, 1993 and recorded prior hereto as Instrument #94R064220.

          (D) all liens hereafter created to secure the payment of all Capital Loans, as defined in Section 7.2 hereof.




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          (E)  all easements, covenants, conditions, restrictions and other agreements more fully described in EXHIBIT "C" attached hereto and made a part hereof (the "Permitted Exceptions").

     Section 2.2 UNIFORM COMMERCIAL CODE. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as enacted and in effect in the State of Florida (the "Code") covering the Fixtures, Personalty and Additional Property Interests and the Mortgagor hereby grants the Mortgagee a security interest in such items. With respect to the Fixtures, this Mortgage shall also constitute a fixture filing in accordance with the provisions of the Code. For purposes of the Code, the Mortgagee is a "secured party" and the Mortgagor is a "debtor" with their addresses being as hereinbefore set forth. The Mortgagor agrees to execute and deliver to the Mortgagee, upon the Mortgagee's request, financing statements in such form as the Mortgagee may require to perfect or continue a security interest hereunder. Upon the occurrence of an Event of Default under this Mortgage, the Mortgagee shall be entitled to exercise all rights and remedies of a secured party under the Code and may proceed as to the Fixtures, Personalty and Revenues.

                                    ARTICLE 3

                                    COVENANTS

     Section 3.1 PARTICULAR COVENANTS. The Mortgagor covenants and agrees as follows:

     (a) PAYMENT OF SECURED INDEBTEDNESS. The Mortgagor covenants that it shall duly and punctually pay the principal of and interest on the Note in accordance with the terms thereof and shall duly and punctually pay any and all other portions of the Secured Indebtedness in accordance with the applicable terms of the other Loan Documents.

     (b) PERFORMANCE BY THE MORTGAGOR. The Mortgagor covenants that it shall perform and observe each and every of the terms, covenants and conditions required to be performed or observed by it under the Loan Documents.

     (c) TAXES. The Mortgagor covenants to pay and discharge, or cause to be paid and discharged, when and as the same shall become due (with the right to pay the same in installments to the extent permitted by law), all real estate and personal property taxes and other taxes and assessments, including but not limited to, water and sewer rents and charges and all other governmental or non-governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever, which at any time prior to or after the execution of this Mortgage may be assessed, levied or imposed upon the Mortgaged Property, or any use or occupancy thereof, and other taxes, assessments, fees and governmental or non-governmental charges levied, imposed or assessed upon or against the Mortgagor with respect to the Mortgaged Property, together with any penalties or interest on any of the foregoing; provided, however, that after prior written notice to the Mortgagee, the Mortgagor, at its sole expense, may contest by appropriate legal proceedings, conducted in good

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faith and with due diligence, the amount or validity or application, in whole or in part, of any such taxes, assessments or other charges if (i) such proceedings shall suspend the collection thereof from the Mortgagor and from the Mortgaged Property and (ii) the Mortgagor shall have set aside adequate reserves with respect thereto. The Mortgagor will submit to the Mortgagee, promptly after payment thereof, appropriate evidence of the due and punctual payment of all such taxes, assessments and charges.

     (d) INSURANCE. The Mortgagor shall continuously maintain insurance with respect to the Mortgaged Property against such risks as are customarily insured against by businesses of like size and character as the business conducted on the Mortgaged Property, paying as the same become due all premiums in respect thereto, including without limitation:

          (i) Insurance to the extent of the full insurable value of the Improvements and Fixtures and Personalty located on the Land against loss or damage by fire and lightning, with broad form extended coverage including damage by windstorm, explosion, aircraft, smoke, sprinkler leakage, vandalism, malicious mischief and such other risks as are normally included within such coverage, provided that during any period of construction of Improvements on the Land, the Mortgagor may provide, or cause to be provided in connection with such construction and in lieu of such insurance, builders' risk or similar type of insurance in the amount of the full insurable value thereof.

          (ii) Rental value and/or business interruption insurance for loss occasioned by the perils commonly insured in a broad form fire and extended coverage policy in an aggregate amount equal to not less than the annual debt service payable on the Note.

          (iii) Such other insurance as may be reasonably required by the Mortgagee, including, without limitation, public liability insurance, comprehensive general liability coverage including blanket contractual liability, completed operations and personal injury coverage with a combined single limit for any one occurrence of at least $1,000,000; workmen's compensation and other insurance required by law.

          All such insurance shall be in forms and amounts and issued by companies reasonably satisfactory to the Mortgagee, and losses thereunder shall be payable to the Mortgagee (subject to the rights of the mortgagees under the Senior Mortgages (hereinafter defined)) pursuant to the standard form of mortgagee endorsement, without contribution. The Mortgagor may maintain any of the insurance required hereunder under a blanket policy covering the Mortgaged Property and other real estate owned by affiliates of the Mortgagor. At the request of the Mortgagee, copies of all such insurance policies shall be delivered to the Mortgagee, provided that in lieu of such policies there may be delivered to the Mortgagee a certificate or certificates of the respective insurers attesting the fact that the insurance required hereunder is in force and effect. All such policies shall provide that they will not be terminated without at least thirty (30) days prior written notice having been delivered to the Mortgagee. At the request of Mortgagee, no less than thirty (30) days prior to the expiration date of any such policy required under this subsection (d), the Mortgagor shall furnish certificates of renewal

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of such policies or replacement policies to the Mortgagee, together with evidence of payment of the premiums therefor. In the event of a foreclosure of this Mortgage, or a deed in lieu of foreclosure, the Mortgagee (subject to the rights of the mortgagees under the Senior Mortgages) shall succeed to all rights of the Mortgagor including any rights to unearned premiums in and to all policies of insurance maintained by the Mortgagor with respect to the Mortgaged Property.

          The Mortgagor covenants to give prompt notice to the Mortgagee of any damage to or destruction of the Mortgaged Property or any part thereof. Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing hereunder, any and all insurance proceeds shall be paid to the Mortgagor for the repair or restoration of the Mortgaged Property or any part thereof. The Mortgagee shall not be obligated to see to the proper application of any amount paid to the Mortgagor.

          Notwithstanding anything set forth in this subsection (d) to the contrary, so long as the Management Agreement (as defined in Section 5.2 below) remains in effect, the Mortgagor's obligation to obtain insurance hereunder shall be limited to the insurance coverage required to be maintained by the "Operator" under the Management Agreement.

          (e) CONDEMNATION. The Mortgagor shall give the Mortgagee prompt notice of the actual or threatened commencement of any proceedings under eminent domain affecting the Land and the Improvements, any part thereof, any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and shall deliver to the Mortgagee (within fifteen (15) days after receipt) copies of any and all papers served on the Mortgagor in connection with any such proceedings. Subject to the rights of the mortgagees under the Senior Mortgages, the Mortgagor hereby assigns, transfers and sets over to the Mortgagee, all right, title and interest of the Mortgagor in and to any award or payment in respect to (i) any taking of all or any part of the Land and the Improvements, or any interest therein, as a result of the exercise of the right of condemnation or eminent domain or the threat thereof, by any entity, governmental or otherwise, (ii) any such taking of any appurtenances to the Land or the Improvements or part thereof or of vaults, areas or projections outside the boundaries of the Land or the Improvements, or part thereof, or rights in, under or above the alleys, streets or avenues, or for the taking of space or rights therein, below the level of or above the Land and the Improvements or part thereof, and (iii) any damage to the Land and Improvements or part thereof due to governmental or other action, but not resulting in a taking of any portion thereof, such as, without limitation, the changing of the grade of any street adjacent to the Land and Improvements or part thereof. The Mortgagor hereby agrees to file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and, in the event that the Mortgagor fails to act, or in the event that an Event of Default has occurred hereunder and is continuing, the Mortgagor hereby irrevocably authorizes and appoints the Mortgagee as its attorney-in-fact to file and prosecute such claim or claims.

          Notwithstanding anything to the contrary contained herein, so long as no Event of Default has occurred and is continuing hereunder, any and all such awards shall be paid to the Mortgagor for the purpose of altering, restoring or rebuilding any part of the Mortgaged

Property which may have been so altered, damaged or destroyed. Any balance of such awards or payment shall be applied without premium to the payment of the unpaid principal balance of the Secured Indebtedness. The Mortgagee shall not be obligated to see to the application of any payment made to the Mortgagor pursuant to this subsection.

          (f) COMPLIANCE WITH LAWS. The Mortgagor shall promptly and faithfully comply in all material respect with, conform to and obey all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental authority or agency and of every Board of Fire Underwriters having jurisdiction, or similar body exercising similar functions, which may be applicable to the Land or the Improvements, or any part thereof, or the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Improvements, or any part thereof; provided, however, that after prior written notice to the Mortgagee, the Mortgagor, at its sole expense, may contest by appropriate legal proceedings, conducted in good faith and with due diligence, the validity or application of any law, ordinance, rule, regulation or requirement referred to herein if (i) such proceeding shall suspend the enforcement thereof against the Mortgagor and the Mortgaged Property and (ii) the Mortgagor shall have furnished such security, as may be reasonably necessary, against any loss or injury by reason of such proceeding.

          (g) REPAIR. The Mortgagor shall not permit or suffer any waste, impairment or deterioration of the Mortgaged Property or any part thereof, ordinary wear and tear and damage by fire or casualty excepted. The Mortgagor shall keep the Mortgaged Property in good order and condition and expeditiously make all necessary or appropriate repairs, replacements and renewals thereof, and additions and betterments and improvements thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, and use its best efforts to prevent any act or thing which might materially impair the value or usefulness of the Mortgaged Property or any part thereof; provided, however, that in the case of any damage or destruction to the Mortgaged Property by a casualty against which insurance has been obtained hereunder, the Mortgagor shall be relieved from the foregoing obligation unless the mortgagees under the Senior Mortgages (if applicable) elect to apply the insurance proceeds to the cost of repairs and replacements. The Mortgagor shall not do or suffer anything which will materially increase the risk of fire or other hazard to the Mortgaged Property or any part thereof or which would or could result in the cancellation of any insurance policy maintained by the Mortgagor with respect to the Mortgaged Property.

          (h) INSPECTION. The Mortgagor shall permit the Mortgagee by its representatives upon reasonable notice and at reasonable times to inspect the Mortgaged Property.

          (i) CONTINUANCE OF LIEN. The Mortgagor at its expense shall at all times cause this Mortgage, and any modification, supplement or amendment hereto, to be recorded and filed and to be kept recorded and filed in such manner and in such places, and shall pay all such recording, filing or other taxes, fees and other charges, and shall comply with all such statutes and regulations as may be required by law, in order to establish, preserve and protect the status of this Mortgage as a valid lien, with such priority as is provided herein, on all of the

Mortgaged Property, including, without limitation, any such property acquired after the execution hereof, and the rights of the Mortgagee hereunder. The Mortgagor shall execute and deliver, and pay the costs of preparation and recordating thereof, any further instrument or instruments, including, but not limited to, mortgages, security agreements, financing statements, assignments and renewal and substitution notes, so as to perfect the evidence of the Secured Indebtedness and the lien of this Mortgage upon all or any part of the Mortgaged Property intended to be hereby conveyed hereunder, whether now conveyed, later substituted for, or acquired subsequent to the date hereof.

          (j) MECHANICS LIENS. The Mortgagor shall pay, from time to time when the same shall become due, all lawful claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in, or permit the creation of, a lien on the Mortgaged Property, or any part thereof, or on the revenues, rents, issues, income and profits arising therefrom, and in general will do or cause to be done everything reasonably necessary so that the lien of this Mortgage shall be fully preserved as provided herein, at the cost of the Mortgagor, without expense to the Mortgagee.

          (k) ESTOPPEL CERTIFICATES. Within ten (10) business days after written request of the Mortgagee, the Mortgagor shall at any time and from time to time, execute, acknowledge and deliver to the Mortgagee a written statement certifying the amount then owing on the Secured Indebtedness and whether or not any offsets or defenses are claimed to exist against the Secured Indebtedness. Within ten (10) business days after written request of the Mortgagor, the Mortgagee shall at any time and from time to time, execute, acknowledge and deliver to the Mortgagor a written statement certifying the amount then owing on the Secured Indebtedness, the date of the last Installment Payment and Supplemental Installment Payment made and if any default exists under the Loan Documents and, if any such default does exist, stating the nature and period of the existence thereof.

          (l) SENIOR MORTGAGES. The Mortgagor shall (i) promptly make all payments and perform and observe all of the terms, covenants and conditions required to be performed and observed by the Mortgagor under the Senior Mortgages, within the grace and notice periods provided for therein, and (ii) promptly notify the Mortgagee in writing of the receipt by the Mortgagor of any notice (other than notices customarily sent on a regular periodic basis) from the mortgagee under any Senior Mortgage claiming any default by Mortgagor in the performance or observance of any of the terms, covenants, or conditions on the part of Mortgagor to be performed or observed under such Senior Mortgage, and
(iii) request that the mortgagees under the Senior Mortgages simultaneously send copies of any such notices to the Mortgagee.

     Section 3.2. BANKRUPTCY. The Mortgagor knowingly, voluntarily and intentionally stipulates and agrees, to the fullest extent allowed by law and with the full intention that such stipulation and agreement shall survive the filing of any bankruptcy, that, in the event that the Mortgagor files for protection under the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.) (the "Bankruptcy Code"), it being understood that this Mortgage is not intended to preclude such filing, or if any involuntary petition in bankruptcy is filed against the Mortgagor, and not dismissed within sixty (60) days, at any time from and after the date of this
Mortgage:



          1. The Mortgagor shall use all reasonable efforts to obtain written consent of lienors with subordinate interests (to this Mortgage) in the Mortgaged Property to execute and deliver consents to the entry of a foreclosure judgment in favor of the Mortgagee in the event a foreclosure action is commenced or resumed. If permitted by applicable law, the Mortgagee and the consenting subordinate lienors shall be entitled to the immediate termination of the automatic stay provisions of 11 U.S.C. Section 362, granting the Mortgagee complete relief and allowing the Mortgagee to exercise all of its legal rights and remedies, including, without limitation, the right to foreclosure judgment and sale in a foreclosure action and to pursue any and all remedies available to the Mortgagee under this Mortgage, and the documents executed in connection with the Loan pursuant to any provision of Florida or United States law. The Mortgagor shall use diligent effort to cause lifting of the automatic stay and with respect thereto shall take such actions deemed necessary by the Mortgagee including, without limitation, execution and filing of documents reasonably required by the Mortgagee. The Mortgagor shall not directly or indirectly oppose or otherwise defend against the Mortgagee's effort to gain relief from the automatic stay. In the event that the bankruptcy petition is an involuntary petition, the Mortgagor shall undertake all practicable efforts to cause such petition to be dismissed at the earliest possible time. The Mortgagor agrees that the Mortgagee is entitled to receive all Rents, Revenues and Proceeds, either because they are not deemed to be property of the bankruptcy estate or because they are the Mortgagee's cash collateral which the Mortgagee must receive in order to have adequate protection of its interests pursuant to Sections 361 and 363 of the Bankruptcy Code, but without prejudice to the Mortgagee's right to assert a claim for additional adequate protection payments. It is specifically agreed and acknowledged by the Mortgagor that the lifting of the automatic stay hereunder by the appropriate Bankruptcy Court shall be deemed to be "for cause" pursuant to Section 362(d)(1) of the Bankruptcy Code (11 U.S.C. Section 362[d][1]);

          2. Any and all amounts incurred or deferred under the Mortgage or the Note shall be, as of the day preceding such bankruptcy petition, due and owing in full, and that all amounts owing under the Mortgage or the Note shall be deemed an allowed claim as used in 11 U.S.C. Section 502(b) and that any and all amounts due and owing under the Mortgage or the Note shall be deemed a secured claim as used in 11 U.S.C. Section 506(a), and the Mortgagee shall be entitled to the extent permitted by applicable law (including applicable bankruptcy law) to all fees, costs, expenses and interest at the rate of twelve (12%) percent per annum (the "Default Rate") from the date of the filing of the bankruptcy petition until judgment;

          3. The assignment of the Rents, the Revenues and the Proceeds provided in the Mortgage is an absolute and unconditional assignment (subject to a license in favor of Mortgagor to receive and apply the same until the occurrence of an Event of Default [including the expiration of an applicable grace period and/or notice period, if any] under this Mortgage) and not a collateral assignment intended for security purposes, and the Mortgagor stipulates and agrees that any receipts or income generated from the Mortgaged Property shall not be deemed property of the estate as used in 11 U.S.C. Section 541, but to the extent that such assignment is construed, for any reason, not to constitute a present, unconditional and absolute assignment of rents and other income, said assignment shall constitute a valid and perfected security agreement under Section 552(b) of the Bankruptcy Code; and

          4. Upon relief from the automatic stay of 11 U.S.C. Section 362, the Mortgagee shall be entitled to pursue any and all rights, claims and remedies available to it hereunder or under law or under the Note and under the documents executed in connection with the Loan, including, but not limited to, the commencement and prosecution of a mortgage foreclosure proceeding and sale of the Mortgaged Property.

                                    ARTICLE 4

                              RIGHTS OF PERFORMANCE

     Section 4.1 MORTGAGEE'S RIGHTS TO PERFORM. If the Mortgagor shall fail to make any payment or perform or observe any act required to be made, performed or observed under any of the Loan Documents, within the applicable grace or notice periods, if any, unless the Mortgagor shall be engaged in good faith by appropriate action diligently pursued in curing or causing to be cured or contesting or causing to be contested the existence of such default, then, after thirty (30) days prior written notice to the Mortgagor, or earlier if necessary to avoid an event of default under any of the Senior Mortgages, the Mortgagee may, but shall not be obligated to, make such payment or perform such act for the account of and at the expense of the Mortgagor, and shall have the right to enter upon the Mortgaged Property for such purpose to take all reasonable action thereon as the Mortgagee may deem necessary or appropriate for such purpose.
All reasonable sums so paid by the Mortgagee and all reasonable costs and expenses, including, without limitation, attorneys' fees, so incurred, together with interest thereon at the Default Rate, from the date of such payment of incurring of such cost or expense, shall constitute additional indebtedness secured by this Mortgage, and shall be paid by the Mortgagor to the Mortgagee within fifteen (15) days after written demand.

                                    ARTICLE 5

                                EVENTS OF DEFAULT

     Section 5.1 EVENTS OF DEFAULT. Events of Default shall mean and include the occurrence or happening from time to time of any one or more of the following:

          (a) PAYMENT OF NOTE. The Mortgagor shall fail to make any payment of principal of or interest on the Note, when due and as the same shall become due and payable under the terms of the Note, whether at maturity or otherwise, and such failure shall continue for a period of ten (10) days after written notice thereof shall have been given to the Mortgagor by the Mortgagee.

          (b) PAYMENT OF OTHER SECURED INDEBTEDNESS. The Mortgagor shall fail to pay when due any other portion of the Secured Indebtedness, including, without limitation, any sums payable hereunder, and such failure shall continue for a period of ten (10) days after written notice thereof shall have been given to the Mortgagor by the Mortgagee.

          (c) COVENANTS, ETC. The Mortgagor shall default in the performance or observance, or there shall occur any material breach of, any other material covenant, agreement, term or condition contained in this Mortgage, and such default shall continue for a period of forty-five (45) days after written notice thereof shall have been given to the Mortgagor by the Mortgagee, or in the case of any such default which cannot with due diligence be cured within such forty-five (45) day period, the failure of the Mortgagor to proceed to cure the same within such forty-five (45) day period and thereafter to prosecute the curing of such default with due diligence.

          (d) OTHER LIENS. Any mechanic's or materialmen's lien shall be filed or any judgment lien shall be docketed against the Mortgaged Property or any part thereof and shall remain unsatisfied or not bonded so as to remove the same from record for a period of forty-five (45) days after such filing or docketing.

          (e) BANKRUPTCY; ASSIGNMENT FOR CREDITORS. If the Mortgagor shall make any assignment for the benefit of creditors or shall be adjudged bankrupt, or if a receiver is appointed for the Mortgagor and the appointment of such receiver, if involuntary, is not vacated within sixty (60) days or if the Mortgagor shall file or have filed against it a petition under or pursuant to any provisions of the United States Bankruptcy Code or any amendment thereof or substitute therefor, and such petition, if involuntary, is not vacated or stayed within sixty (60) days after filing, or if any other proceeding for the relief of creditors is commenced against the Mortgagor and not vacated or stayed within sixty (60) days after the date commenced.

          (f) SENIOR MORTGAGES. The occurrence of an event of default (including the expiration of any applicable grace and/or notice period) under any of the Senior Mortgages and the acceleration of the entire indebtedness secured thereby by the holder thereof by written notice given to the Mortgagor. The cure by the Mortgagor of any event of default under the Senior Mortgages accepted by the mortgagee thereunder or any waiver of any event of default by such mortgagee shall be deemed a complete and absolute cure hereunder of any default thereunder and any Event of Default hereunder as a result of such default, provided that the Mortgagor shall furnish the Mortgagee with evidence, reasonably satisfactory to the Mortgagee, of such cure or waiver.

     Section 5.2  DEFAULT BY MANAGER.  Notwithstanding the provisions of Section
5.1 hereof, the Mortgagor shall not be deemed to be in default under this Mortgage if the occurrence of such default resulted from, or was caused by, a default by the Mortgagee as the "Operator" under that certain Management Agreement dated December 27, 1984, between the Mortgagor and the Mortgagee, as amended by First Amendment to Management Agreement dated September 12, 1991 and that certain Second Amendment to Management Agreement dated as of December 31, 1993 (collectively, the "Management Agreement").

                                    ARTICLE 6

                               REMEDIES ON DEFAULT

     Section 6.1 REMEDIES. If any one or more of the Events of Default shall occur, the Mortgagee may, subject to the rights of the mortgagees under the Senior Mortgages, exercise any or all of the following remedies:

          (a) ACCELERATION. The Mortgagee may declare the entire unpaid portion of the Secured Indebtedness to be immediately due and payable, upon giving such notice as may be required by law, whereupon the same shall become immediately due and payable.

          (b) ENTRY ON MORTGAGED PROPERTY. The Mortgagee may enter the Land and the Improvements and take possession thereof including Fixtures and Personalty located thereon and of all books, records and accounts relating thereto.

          (c) OPERATION OF MORTGAGED PROPERTY. The Mortgagee may enter the Land and the Improvements and take possession of all or any part of the Mortgaged Property and exclude the Mortgagor, its agents and servants wholly therefrom, and use, lease, operate, manage and control the Mortgaged Property, either personally or by its managers, employees, agents, servants, attorneys or receivers. Upon each such entry the Mortgagee, at the expense of the Mortgagor, from time to time, may complete the construction of any partially constructed Improvements and make all necessary or proper repairs, renewals and replacements to and upon the Mortgaged Property as it deems advisable and pay all proper costs and expenses thereof and of its taking, holding and managing the same, and any taxes, assessments and other charges prior to the lien of this Mortgage which the Mortgagee may deem it appropriate to pay. In each such case the Mortgagee shall have the right to manage the Land and the Improvements and to carry on the business and exercise all rights and powers of the Mortgagor, either in the name of the Mortgagor, or otherwise, as the Mortgagor shall deem advisable; and the Mortgagee shall be entitled to collect and receive all earnings, revenues, rents, issues, profits and other income thereof and therefrom. After deducting the expenses of operating the Land and the Improvements and conducting the business thereof, and of all other repairs, maintenance, renewals, replacements, alterations, additions, betterments, improvements and all payments which the Mortgagee may be required or may elect to make for taxes, assessments or other proper charges, or any part thereof, as well as just and reasonable compensation for all managers, employees, agents, servants, attorneys, and receivers engaged and employed, the monies arising as aforesaid shall be applied to the unpaid principal portion of the Secured Indebtedness.

          (d) FORECLOSURE AND SALE. Upon the occurrence of any one or more of the above-mentioned Events of Default, all of the Secured Indebtedness shall immediately become due and payable, upon giving such notice to the Mortgagor as may be required by law, at the option of the Mortgagee, and the Mortgagee may commence foreclosure proceedings against the Mortgaged Property through judicial proceedings pursuant to the statutes in such case made and provided, and sell the Mortgaged Property or cause the same to be sold at public sale, and convey the same to the purchaser, in accordance with such statutes in a single parcel or in several parcels at the option of the Mortgagee.

          In the event of any sale of the Mortgaged Property by foreclosure through judicial proceedings or otherwise, subject to the rights of the mortgagees under the Senior Mortgages, the Mortgagee shall apply the proceeds of any such sale in the following order: (i) to the payment of all reasonable expenses incurred for the collection of the Secured Indebtedness and the foreclosure of this Mortgage, including advertising costs and reasonable attorneys' fees; (ii) to the payment of any taxes or assessments which may be a lien against the Mortgaged Property unless the Mortgagee advertised and sold same subject to such taxes or assessments; (iii) to the payment of interest due under the Note; (iv) to the principal of the Note; (v) to the payment of any other sums secured by the Loan Documents; and (vi) the remainder, if any, to the account of the Mortgagor.

          In the event foreclosure is commenced but not completed, the Mortgagor shall pay all expenses of the proceeding, including reasonable attorneys' fees. All expenses of such proceeding which are incurred by the Mortgagee, together with interest thereon at the Default Rate from the date such expenses are incurred, shall constitute additional indebtedness secured by this Mortgage, and shall be paid by the Mortgagor to the Mortgagee on demand.

          At such sale the Mortgagee may bid for and acquire any part of the Mortgaged Property and in lieu of paying cash therefor may take settlement for the purchase price by crediting upon the sums due and payable under and secured by this Mortgage the net sales price which shall be the proceeds of sale after deducting therefrom the expenses referred to above.

          (e) REMEDIES CUMULATIVE AND CONCURRENT. All rights and remedies of the Mortgagee shall be cumulative and concurrent and may be pursued separately, successively or together against the Mortgagor, or the Mortgaged Property, or any part thereof, at the sole discretion of the Mortgagee and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

          (f) PERFORMANCE. Any failure by the Mortgagee to insist upon performance by the Mortgagor of any of the terms and provisions of the Loan Documents shall not be deemed to be a waiver of any of the terms or provisions thereof, and the Mortgagee shall have the right thereafter to insist upon the performance by the Mortgagor of any and all of them. Failure of the Mortgagee to exercise the option for acceleration of maturity or foreclosure following any Event of Default or to exercise any other option granted to the Mortgagee under the Loan Documents in any one or more instances, or the acceptance by the Mortgagee of partial payments, shall not constitute a waiver of any such default, but such option of the Mortgagee shall remain continuously in force.

                                    ARTICLE 7

                                  SUBORDINATION

     Section 7.1 SENIOR MORTGAGES. The Mortgagee, by its acceptance of this Mortgage, does hereby agree that the Loan Documents and (i) all rights, remedies, powers, privileges and benefits, and all titles, interests, liens and security interests created by the Loan Documents or arising by virtue thereof, and (ii) the indebtedness, liabilities, obligations and payments secured by the Loan Documents, are and shall at all times continue to be subject and subordinate in lien to the lien created by the Prior Mortgage, the $5,000,000 Mortgage, all Capital Loan Mortgages and those Operating Deficit Loan Mortgages which are expressly by their terms senior hereto and the indebtedness and obligations secured by any of the foregoing, together with interest thereon, and to all advances thereon or replacements, refinancings, extensions, renewals or modifications thereof, or substitutions therefor, hereafter made.



     Section 7.2 DEFINITIONS. For purposes of this Mortgage; (i) the term "Prior Mortgage" shall mean the mortgage instrument dated December 28, 1984 as amended and assigned as set forth in granting clause (A) of this Mortgage and any extension, renewal or modification thereof and any replacement or substitute mortgage and security instruments given by the Mortgagor in connection with a refinancing of the Prior Loan; (ii) the term "$5,000,000 Mortgage" shall mean the mortgage instrument specified in granting clause (B) of this Mortgage and any extension, renewal or modification thereof; (iii) the term "Capital Loan Mortgage" shall mean such mortgage and security instruments hereafter given by the Mortgagor to secure any loan or loans made by an institutional lender to the Mortgagor ("Capital Loan"), the proceeds of which are used for any repairs, maintenance, alterations, renovations, installations, replacement or improvements of or to the Mortgaged Property or any part thereof, and the costs incurred by the Mortgagor in obtaining such loans, including, without limitation, brokerage commissions and fees, mortgage and/or documentary stamp taxes, recording charges, title insurance premiums, surveyor's and/or appraiser's fees, escrow and settlement charges and attorney's fees; (iv) the term "Operating Deficits Loan Mortgage" shall mean the mortgage and security instruments hereinafter given by the Mortgagor to secure any Operating Deficits Loan (as defined in Section 2.20 of the Management Agreement) and if the mortgage securing such future Operating Deficits Loan expressly provides that it is senior in priority to the lien of this Mortgage; (v) the Prior Mortgage, the $5,000,000 Mortgage, all Capital Loan Mortgages and those Operating Deficits

Loan Mortgages which are made senior hereto are herein sometimes collectively referred to as the "Senior Mortgages"; and (vi) the term "institutional lender" shall mean any of the following entities, whether acting for their own account or in a fiduciary capacity: any bank, savings institution, credit union, trust company, national banking association, insurance company, pension, retirement or profit-sharing trust or fund, investment company, real estate investment trust not affiliated with the Mortgagor, governmental or quasi-government agency, public employees' pension or retirement system or any other governmental agency supervising the investment of public funds, securities broker/dealers, or any entity engaged in the business of making commercial loans such as General Electric Credit Corporation.

     Section 7.3 ADDITIONAL INSTRUMENTS. The subordination of the lien created by this Mortgage to (i) the Prior Mortgage, the $5,000,000 Mortgage, and any extensions, renewals or modifications thereof, (ii) the lien hereafter created to secure a refinancing of the Prior Loan, and (iii) the liens hereafter created by all Capital Loan Mortgages and those Operating Deficits Loan Mortgages made senior hereto, shall be self-operative without further act or agreement by the Mortgagee. Upon written request of the Mortgagor, the Mortgagee shall promptly execute, acknowledge and deliver to the Mortgagor any further instrument or instruments, in form satisfactory to the Mortgagor, requested at any time and from time to time, to reaffirm, evidence and assure the subordination of this Mortgage in accordance with the provisions hereof.

                                    ARTICLE 8

                                  MISCELLANEOUS

     Section 8.1 NOTICES. Except as otherwise contemplated herein or required by statute, all notices, demands, consents and other communications which any party is required or may desire to give to or made upon the other party or parties pursuant to this Mortgage shall be in writing and signed by the party giving same, and shall be delivered personally (upon an officer, general partner or officer of a general partner of the other party if such party is not an individual or to such individual as may be noted in the addresses stated below) to the other party or parties or sent by certified or registered mail of the United States Postal Service return receipt requested, postage prepaid, addressed to the other party or parties as follows (or to such other address or person as either party or person entitled to notice may by notice to the other specify):

          To the MORTGAGOR:

               Key Biscayne Limited Partnership
               c/o VMS Realty Partners
               8700 West Bryn Mawr Avenue
               Chicago, Illinois 60631
               Attn:  Jay Fishman,
                         Senior Vice President - Hotels

          With a copy concurrently delivered to:

               Rogers & Wells
               200 Park Avenue
               New York, New York 10166
               Attn:  Jeffrey H. Weitzman, Esq.

          To the MORTGAGEE:

               Florida Sonesta Corporation
               c/o Sonesta International Hotels Corporation
               200 Clarendon Street
               Boston, Massachusetts 02116
               Attn:  Office of the Treasurer

          With a copy concurrently delivered to:

               Burns & Levinson
               125 Summer Street
               Boston, MA 02110
               Attn:  Lawrence M. Levinson, Esq.

Unless otherwise specified, notices shall be deemed given when received, but if delivery is not accepted, on the earlier of the date delivery is refused or the third day after the same is deposited with the United States Postal Service.

     Section 8.2 GOVERNING LAW. This Mortgage shall be governed by and construed according to the laws of the State of Florida.

     Section 8.3 COVENANTS RUNNING WITH THE LAND. All covenants contained in this Mortgage shall run with the Mortgaged Property.

     Section 8.4 SUCCESSORS AND ASSIGNS. This Mortgage shall be binding upon and shall insure to the benefit of the Mortgagor, and the Mortgagee and their respective Successors and assigns, as such successors and assigns are permitted under the provisions of this Mortgage.

     Section 8.5 SEVERABILITY. In case any one or more of the terms, provisions, covenants or conditions of this Mortgage shall be invalid, illegal or unenforceable in any respect, the validity of the remaining terms, provisions, covenants and conditions hereof shall be in no way affected, prejudiced or disturbed thereby.

     Section 8.6 MODIFICATION. This Mortgage may not be changed, waived, discharged or terminated orally, but only by an instrument or instruments in writing, signed by all parties hereto.

     Section 8.7 NO PERSONAL LIABILITY OF THE MORTGAGOR. By accepting this Mortgage, the Mortgagee acknowledges that the promise of the Mortgagor to pay the Secured Indebtedness is for the sole purpose of establishing the existence of an indebtedness, and the Mortgagee's source of satisfaction of the Secured Indebtedness is limited solely and exclusively to the Mortgaged Property and any other collateral pledged by the Mortgagor to the Mortgagee, and the Mortgagee shall not seek to procure payment out of any other assets of the Mortgagor, or its successors and assigns, or any partner of the Mortgagor, or any officer, director, shareholder or partner of a partner of the Mortgagor, or any disclosed or undisclosed principal of the Mortgagor, or to procure any judgment for any sum of money which is or may be payable under the Note and under this Mortgage or under any other of the Loan Documents or for any deficiency remaining after foreclosure of this Mortgage or sale under any such document; provided, however, that nothing herein contained shall be deemed to be a release or impairment of the Secured Indebtedness or the security therefor intended by this Mortgage or any other document or be deemed to preclude the Mortgagee from foreclosing this Mortgage or any other document or be deemed to preclude the Mortgagee from foreclosing this Mortgage or other document or from enforcing any of the Mortgagee's rights thereunder. The Mortgagee, by accepting this Mortgage, acknowledges and agrees that the obligations of the Mortgagor under the Note, under this Mortgage and under any and all of the other Loan Documents shall be and are totally nonrecourse as to the Mortgagor, its partners and any partners of its partners, any officer, director, shareholder or partner of a partner of the Mortgagor, and any disclosed or undisclosed principal of the Mortgagor, and none of such parties shall have any personal liability with respect to the Note, this Mortgage and the other Loan Documents.

     Section 8.8 HEADINGS. The Article headings and the Section and Subsection entitlements hereof are inserted for convenience of reference only, and are in no way to be construed as part hereof or as a limitation on the scope of the particular provisions to which they refer.

     Section 8.9 RELEASE. If the Mortgagor shall pay the Note in accordance with its terms, together with interest thereon, and any renewals and extensions thereof, and all indebtedness otherwise due under the Loan Documents, and shall comply with all of the covenants, terms and conditions of the Loan Documents, then this Mortgage shall become null and void and shall be cancelled of record at the request and expense of the Mortgagor.

     IN WITNESS WHEREOF, the Mortgagor has duly executed, sealed and delivered this Mortgage as of the day and year first above written.

                                   KEY BISCAYNE LIMITED PARTNERSHIP
                                        a Florida limited partnership

                                   By:  VMS Realty Investment, Ltd.,
                                        an Illinois limited partnership,
                                        General Partner

                                   By: /S/ JAY FISHMAN
                                      ---------------------------------
                                        Authorized Signatory

                                   Type/Print Name:  Jay Fishman

                                   Address:____________________________
Witness:

/S/ MICHAEL D. BARNELLO
------------------------------

Type/Print Name:  Michael D. Barnello

Witness:

/S/ PETER J. SONNABEND
-------------------------------

Type/Print Name:  Peter J. Sonnabend


                                 ACKNOWLEDGMENTS

STATE OF FLORIDA

COUNTY OF PALM BEACH

     On this 4th day of February, 1994, personally appeared before me Jay Fishman, Authorized Signatory of and on behalf of VMS Realty Investment, Ltd., an Illinois limited partnership, which is general partner of Key Biscayne Limited Partnership, a Florida limited partnership, to me personally known

[strike inapplicable clause] and he acknowledged to me that he signed the foregoing instrument on behalf of VMS Realty Investment, Ltd., acting as general partner of Key Biscayne Limited Partnership.

                         /S/ THOMAS A. HANSON
                         ----------------------------------------
                         Notary Public  Thomas A. Hanson
                         My Commission Expires:

                         NOTARY PUBLIC, STATE OF FLORIDA AT LARGE
                         MY COMMISSION EXPIRES APRIL 18, 1995
                         BONDED THRU HUCKLEBERRY & ASSOCIATES